(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	July 22, 2026
(630) 906-5484

Old Second Bancorp, Inc. Reports Second Quarter 2026 Net Income of $28.2 Million,

or $0.54 per Diluted Share

AURORA, IL, July 22, 2026 – Old Second Bancorp, Inc. (the “Company,” “Old Second,” “we,” “us,” and “our”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2026. Our net income was $28.2 million, or $0.54 per diluted share, for the second quarter of 2026, compared to net income of $25.6 million, or $0.48 per diluted share, for the first quarter of 2026. Adjusted net income1 was $28.7 million, or adjusted diluted earnings per share1 of $0.55, for the second quarter of 2026, compared to adjusted net income1 of $26.0 million, or adjusted diluted earnings per share1 of $0.49, for the first quarter of 2026.

Notable Items2

●	Net interest and dividend income was $83.3 million, reflecting an increase of $2.2 million, or 2.69%.
●	Net interest margin (NIM) on a fully tax-equivalent basis[1] was 5.23%, an increase of nine basis points.
●	Provision for credit losses of $7.5 million compared to $9.5 million, a decrease of $2.0 million.
●	Noninterest income was $13.3 million, an increase of $631,000, or 5.00%, compared to $12.6 million.
●	Noninterest expense was $51.3 million, an increase of $1.0 million, or 2.08%, compared to $50.2 million.
●	Efficiency ratio decreased 68 basis points to 51.72%; adjusted efficiency ratio was 50.80%[1].
●	Provision for income tax of $9.7 million, compared to $8.5 million, with an effective tax rate of 25.53% and 24.89%, respectively.
●	Return on average assets of 1.65%, compared to 1.51%.
●	Return on tangible common equity (ROATCE)[1] of 15.58%; adjusted ROATCE[1] of 15.85%.
●	On July 21, 2026, our Board of Directors declared a cash dividend of $0.07 per share of common stock, payable on August 10, 2026, to stockholders of record as of July 31, 2026.

Chairman, President and Chief Executive Officer Jim Eccher said, “Old Second reported strong results in the second quarter of 2026 led by exceptional revenue and margin performance and disciplined operating efficiency. Tangible book value per share exhibited double-digit percentage growth on an annualized basis despite the repurchase of 732,000 shares during the quarter.  Nonperforming, classified and criticized assets all decreased meaningfully during the second quarter, and we believe we are adequately reserved for any future losses with an Allowance for Credit Losses on loans (“ACL”) to total loans of 1.34% and ACL to nonperforming loans of 124.60%. Charge-offs in the second quarter largely resulted from one downtown Chicago office credit and one cash-flow-dependent commercial relationship which had been downgraded in prior quarters. Overall results are exceptionally strong across the board, despite a relatively elevated level of net charge-offs, with second quarter return on average assets and return on average tangible common equity of 1.65% and 15.58%, respectively. The tax equivalent net interest margin expanded nine basis points quarter over linked quarter to 5.23% and the efficiency ratio was a very healthy 51.72%. This strong bottom-line performance and a well-positioned balance sheet drove an increase in the tangible common equity capital ratio to 11.19% from 11.07% for the prior linked period. We are proud of our performance both from a bottom-line perspective and in positioning ourselves to deliver even better results to our stockholders over the last half of the year.”

1	Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the non-GAAP reconciliation contained in this release.
2	All comparisons throughout this release are on a linked-quarter basis, unless otherwise noted.

Results of Operations:

Our net income was $28.2 million, or $0.54 per diluted share, for the second quarter of 2026, compared to net income of $25.6 million, or $0.48 per diluted share.

Loans increased $60.6 million driven primarily by increases in commercial, construction, multifamily, powersport, and other, including consumer.

●	Total loans were $5.25 billion.
●	Average loans (including loans held-for-sale) for the second quarter of 2026 totaled $5.22 billion, reflecting an increase of $15.3 million.

Credit Quality key performance metrics were impacted by two larger credits.

●	Nonperforming loans totaled $56.5 million compared to $75.5 million. The $19.0 million decrease reflects paydowns, upgrades to performing status, loan payoffs, the renewal of $8.7 million of loans past due 90 days accruing that were in the process of renewal, and charge-offs of $5.8 million.
●	Nonperforming loans to total loans was 1.08% compared to 1.46%.
●	Classified loans totaled $132.1 million compared to $148.6 million.
●	Criticized loans (special mention, substandard and doubtful) to total loans was 3.05% compared to 3.64%. The quarter-over-quarter decrease is driven by a decrease of $12.4 million in special mention loans, a decrease of $8.9 million of nonaccrual loans, and a decrease of $7.6 million in substandard accruing.
●	Provision for credit losses of $7.5 million was driven by powersport charge-offs, and larger than normal charge-offs in commercial and commercial real estate; the non-powersport charge-offs were primarily isolated to two loan relationships.

Deposits experienced seasonal declines in savings and money market accounts as well as declines in time deposits as higher rate brokered deposits and other exception-priced time deposits assumed from Bancorp Financial, Inc. rolled off.

●	Total deposits were $5.44 billion, a decrease of $120.3 million, or 2.16%.
●	Cost of deposits decreased five basis points to 1.00%.
●	Average interest-bearing deposits decreased $81.7 million while non-interest bearing deposits increased $7.0 million.

Net Interest Margin continued to be strong and increases in the cost of funds were outweighed by stronger yields during the quarter.

●	Net interest margin on a fully tax-equivalent basis improved nine basis points.
●	Loan yields increased 12 basis points on higher average loan balances during the quarter, and investment yields increased six basis points driven by maturities and paydowns of lower yielding securities.
●	Cost of funds increased two basis points driven by higher costs on the remaining subordinated debt, coupled with $213,000 of accelerated issuance costs related to our partial redemption of $30.0 million of the original $60.0 million of subordinated debt during the quarter. Cost of deposits decreased by five basis points, specifically due to an 18-basis point decline in the cost of time deposits.

Noninterest Income increased $631,000, or 5.00%, in the second quarter of 2026.

●	Wealth management related income increased in the period due to growth in advisory, insurance – annuities, agent, estate, and personal trust fees.
●	The cash surrender value of BOLI increased in the current quarter due to market rate changes.
●	Card related income increased in the current quarter due to growth in debit card related fees from higher transaction volumes.
●	Other income decreased in the period due to a decrease in powersport related dealer charge-back income.

Noninterest Expense increased $1.0 million or 2.08%.

●	Salaries and employee benefits increased $430,000, driven by growth in salaries, officer incentive accruals, deferred compensation expense, and insurance premiums, partially offset by decreases in payroll taxes and 401K company match as 2025 incentive payments were paid in the prior quarter.
●	Other expenses increased $712,000 primarily due to growth in director deferred compensation expense, a $172,000 increase in litigation expense primarily regarding two unrelated customer disputes with limited exposure that are both considered non-recurring in nature, and an accrual of $184,000 related to powersport loan gap insurance refunds due to customers related to loan prepayments.
●	Efficiency ratio for the quarter was 51.72% compared to 52.40% and the adjusted efficiency ratio[1] was 50.80% compared to 51.70%.

Capital continued to grow due to strong net income.

●	Stockholders’ equity increased $9.5 million due to net income of $28.2 million, partially offset by $3.6 million of dividends declared and a $15.5 million increase in treasury stock from share repurchases and stock award vestings.
●	Share repurchases of 732,183 shares at an average price paid per share of $21.08, for a total reduction to capital of $15.4 million, net of excise taxes.
●	ROATCE[1] was 15.58% compared to 14.20%.
●	Tangible common equity to tangible assets[1] was 11.19% compared to 11.07%.

1	Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the non-GAAP reconciliation contained in this release.

Cautionary Note Regarding Forward-Looking Statements

This earnings release and statements by our management may contain forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “should,” “anticipate,” “expect,” “estimate,” “intend,” “believe,” “may,” “likely,” “will,” “forecast,” “project,” “looking forward,” “optimistic,” “hopeful,” “potential,” “progress,” “prospect,” “remain,” “deliver,” “continue,” “trend,” “momentum,” “remainder,” “beyond,” “build,” and “near” or other statements that indicate future events or expectations. Examples of forward-looking statements include, but are not limited to, statements regarding the economic outlook, balance sheet growth, and building capital. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected;
●	the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses;
●	adverse developments in the commercial real estate market, including increased vacancy rates, declining property values, or borrower distress, particularly in the office sector, which could result in increased credit losses or require additional provisions;
●	changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action;
●	risks related to pending or future acquisitions, if any, including execution and integration risks;
●	adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on us;
●	changes in interest rates, which have affected and may continue to affect our deposit and funding costs, net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;
●	elevated inflation which causes adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; and
●	the adverse effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as trade disputes, epidemics and pandemics, war or terrorist activities, essential utility outages, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruptions in transportation, and disruptions caused by widespread cybersecurity incidents.

Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Conference Call

We will host a call on Thursday, July 23, 2026, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss our second quarter 2026 financial results. Investors may listen to our earnings call via a live webcast by accessing the link provided below, or alternatively, on the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events). Investors are encouraged to register at the webcast link at least 10 minutes prior to the scheduled start of the call.

Webcast URL: https://www.webcaster5.com/Webcast/Page/2239/54212

A replay of the webcast will be available under the Events section of the Old Second Investor Relations website (https://investors.oldsecond.com/events) for up to one year after the earnings call date.

Non-GAAP Presentations

We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision-making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets or by adjusting certain items that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully tax-equivalent basis. We believe these measures provide investors with information regarding balance sheet profitability, and we believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing, and comparing past, present and future periods.

These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables beginning on page 12 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure our performance, including the presentation of adjusted net income, net interest income and net interest margin on a fully tax-equivalent basis, and our efficiency ratio calculations on a tax-equivalent basis. The net interest margin on a fully tax-equivalent basis is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period. Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the efficiency ratio presentation on page 13.

Financial Highlights

	Quarters Ended
(Dollars in thousands - unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Balance sheet summary
Total assets	$6,870,305	$6,849,221	$6,902,675	$6,991,754	$5,701,294
Total securities available-for-sale	1,040,760	1,115,443	1,090,523	1,157,480	1,177,688
Total loans	5,245,870	5,185,237	5,252,131	5,264,505	3,998,667
Total deposits	5,444,688	5,564,999	5,596,069	5,760,250	4,798,439
Total liabilities	5,967,494	5,955,924	6,005,907	6,125,069	4,982,645
Total equity	902,811	893,297	896,768	866,685	718,649

Total tangible assets	$6,719,760	$6,697,509	$6,749,787	$6,836,565	$5,588,090
Total tangible equity	752,266	741,585	743,880	711,496	605,445

Income statement summary
Net interest income	$83,329	$81,144	$83,051	$82,775	$64,234
Provision for credit losses	7,500	9,500	3,000	19,653	2,500
Noninterest income	13,261	12,630	12,154	13,109	10,898
Noninterest expense	51,252	50,210	52,935	63,163	43,419
Net income	28,179	25,585	28,787	9,871	21,822
Effective tax rate	25.53%	24.89%	26.69%	24.46%	25.30%

Profitability ratios
Return on average assets (ROAA)	1.65%	1.51%	1.64%	0.56%	1.53%
Return on average equity (ROAE)	12.57	11.43	12.92	4.61	12.39
Net interest margin (tax-equivalent) [1]	5.23	5.14	5.09	5.05	4.85
Efficiency ratio	51.72	52.40	53.98	64.46	55.99
Return on average tangible common equity (ROATCE) [1]	15.58	14.20	16.15	6.16	15.29
Tangible common equity to tangible assets (TCE/TA) [1]	11.19	11.07	11.02	10.41	10.83

Per share data
Diluted earnings per share	$0.54	$0.48	$0.54	$0.18	$0.48
Tangible book value per share	14.77	14.35	14.12	13.51	13.44

Company capital ratios [2]
Common equity tier 1 capital ratio	13.28%	13.13%	12.99%	12.44%	13.77%
Tier 1 risk-based capital ratio	13.70	13.55	13.41	12.85	14.31
Total risk-based capital ratio	15.26	15.64	15.46	15.10	16.55
Tier 1 leverage ratio	12.05	11.88	11.70	11.21	11.83

Bank capital ratios [2,3]
Common equity tier 1 capital ratio	13.72%	13.80%	13.17%	13.14%	14.02%
Tier 1 risk-based capital ratio	13.72	13.80	13.17	13.14	14.02
Total risk-based capital ratio	14.77	14.88	14.22	14.39	14.99
Tier 1 leverage ratio	12.05	12.09	11.49	11.45	11.59

1 See the discussion entitled “Non-GAAP Presentations” above and the table on pages 12 and 14 that provide a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent.

2 Both the Company and the Bank ratios are inclusive of a capital conservation buffer of 2.50%, and both are subject to the minimum capital adequacy guidelines of 7.00%, 8.50%, 10.50%, and 4.00% for the Common equity tier 1, Tier 1 risk-based, Total risk-based and Tier 1 leverage ratios, respectively.

3 The prompt corrective action provisions are applicable only at the Bank level, and are 6.50%, 8.00%, 10.00%, and 5.00% for the Common equity tier 1, Tier 1 risk-based, Total risk-based and Tier 1 leverage ratios, respectively.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands - unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$47,964	$48,100	$51,665	$53,099	$63,484
Interest earning deposits with financial institutions	95,369	67,627	72,360	63,426	78,283
Cash and cash equivalents	143,333	115,727	124,025	116,525	141,767
Securities available-for-sale, at fair value	1,040,760	1,115,443	1,090,523	1,157,480	1,177,688
Federal Home Loan Bank Chicago (“FHLBC”) and Federal Reserve Bank Chicago (“FRBC”) stock	40,125	31,350	32,025	28,282	19,087
Loans held-for-sale	2,349	4,344	3,645	1,463	3,235
Loans	5,245,870	5,185,237	5,252,131	5,264,505	3,998,667
Less: allowance for credit losses on loans	70,380	72,126	72,301	75,037	42,990
Net loans	5,175,490	5,113,111	5,179,830	5,189,468	3,955,677
Premises and equipment, net	84,505	85,634	86,645	87,714	85,702
Other real estate owned, net	622	632	1,427	6,416	6,486
Mortgage servicing rights, at fair value	9,825	9,579	9,459	9,549	9,680
Goodwill	129,196	129,196	129,196	130,262	93,232
Core deposit intangible ("CDI")	21,349	22,516	23,692	24,927	19,972
Bank-owned life insurance (“BOLI”)	133,493	131,563	130,481	129,057	114,399
Deferred tax assets, net	28,689	31,321	31,276	33,374	20,395
Other assets	60,569	58,805	60,451	77,237	53,974
Total assets	$6,870,305	$6,849,221	$6,902,675	$6,991,754	$5,701,294

Liabilities
Deposits:
Noninterest bearing demand	$1,746,755	$1,755,548	$1,739,117	$1,738,028	$1,704,083
Interest bearing:
Savings, NOW, and money market	2,771,532	2,795,038	2,745,540	2,763,990	2,400,235
Time	926,401	1,014,413	1,111,412	1,258,232	694,121
Total deposits	5,444,688	5,564,999	5,596,069	5,760,250	4,798,439
Securities sold under repurchase agreements	23,241	23,130	23,769	24,290	47,252
Other short-term borrowings	375,000	200,000	215,000	165,000	-
Junior subordinated debentures	25,774	25,774	25,774	25,774	25,774
Subordinated debentures	29,798	59,574	59,552	59,531	59,510
Notes payable and other borrowings	14,850	14,837	14,825	14,812	-
Other liabilities	54,143	67,610	70,918	75,412	51,670
Total liabilities	5,967,494	5,955,924	6,005,907	6,125,069	4,982,645

Stockholders’ Equity
Common stock	53,015	53,015	53,015	53,015	45,094
Additional paid-in capital	339,616	338,418	341,451	340,108	206,207
Retained earnings	583,701	559,129	537,231	512,131	505,419
Accumulated other comprehensive loss, net	(31,861)	(31,095)	(28,738)	(32,294)	(37,426)
Treasury stock	(41,660)	(26,170)	(6,191)	(6,275)	(645)
Total stockholders’ equity	902,811	893,297	896,768	866,685	718,649
Total liabilities and stockholders’ equity	$6,870,305	$6,849,221	$6,902,675	$6,991,754	$5,701,294

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data - unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Interest and dividend income
Loans, including fees	$89,845	$87,138	$90,925	$91,301	$61,954
Loans held-for-sale	62	43	35	31	39
Securities:
Taxable	9,088	8,949	9,136	9,872	9,959
Tax exempt	1,132	1,155	1,219	1,235	1,229
Dividends from FHLBC and FRBC stock	535	512	390	381	273
Interest bearing deposits with financial institutions	527	549	598	1,255	1,784
Total interest and dividend income	101,189	98,346	102,303	104,075	75,238
Interest expense
Savings, NOW, and money market deposits	7,512	7,147	7,906	9,043	5,606
Time deposits	6,199	7,217	8,665	10,896	4,508
Securities sold under repurchase agreements	40	50	45	60	56
Other short-term borrowings	2,989	1,791	1,644	308	-
Junior subordinated debentures	289	296	288	288	288
Subordinated debentures	675	546	546	547	546
Notes payable and other borrowings	156	155	158	158	-
Total interest expense	17,860	17,202	19,252	21,300	11,004
Net interest and dividend income	83,329	81,144	83,051	82,775	64,234
Provision for credit losses	7,500	9,500	3,000	19,653	2,500
Net interest and dividend income after provision for credit losses	75,829	71,644	80,051	63,122	61,734
Noninterest income [1]
Wealth management	3,628	3,383	3,537	3,515	3,103
Service charges on deposits	3,075	3,130	3,125	3,202	3,060
Secondary mortgage fees	166	121	123	92	84
Mortgage servicing rights mark to market loss	(152)	(152)	(428)	(389)	(531)
Mortgage servicing income	464	497	444	469	472
Net gain on sales of mortgage loans	640	555	657	620	550
Securities gains (losses), net	-	-	8	(1)	-
Change in cash surrender value of BOLI	1,469	1,082	834	1,175	690
Death benefit realized on BOLI	-	-	-	430	-
Card related income	2,483	2,350	2,548	2,581	2,533
Other income	1,488	1,664	1,306	1,415	937
Total noninterest income	13,261	12,630	12,154	13,109	10,898
Noninterest expense [1]
Salaries and employee benefits	30,103	29,673	30,996	39,723	26,950
Occupancy, furniture and equipment	5,118	5,371	5,092	4,937	4,477
Computer and data processing	3,217	3,375	4,798	4,002	2,692
FDIC insurance	759	759	720	854	642
Net teller & bill paying	724	716	701	691	670
General bank insurance	351	353	354	437	328
Amortization of core deposit intangible	1,167	1,176	1,235	1,251	1,022
Advertising and marketing expense	483	551	437	650	454
Card related expense	1,604	1,519	1,652	1,708	1,489
Professional fees	1,160	1,299	1,265	3,145	1,158
Consumer credit expense	1,720	1,522	1,451	1,368	15
Other real estate expense, net	52	(186)	81	128	35
Other expense	4,794	4,082	4,153	4,269	3,487
Total noninterest expense	51,252	50,210	52,935	63,163	43,419
Income before income taxes	37,838	34,064	39,270	13,068	29,213
Provision for income taxes	9,659	8,479	10,483	3,197	7,391
Net income	$28,179	$25,585	$28,787	$9,871	$21,822

Basic earnings per share	$0.55	$0.49	$0.55	$0.19	$0.49
Diluted earnings per share	0.54	0.48	0.54	0.18	0.48
Dividends declared per share	0.07	0.07	0.07	0.06	0.06

Ending common shares outstanding	50,938,962	51,665,660	52,669,224	52,664,535	45,056,183
Weighted-average basic shares outstanding	51,250,245	52,450,306	52,667,899	52,686,391	45,053,650
Weighted-average diluted shares outstanding	52,120,337	53,303,072	53,480,431	53,509,690	45,839,465

1 Certain items in prior periods have been reclassified to conform to the current presentation.

Analysis of Average Balances,
Tax Equivalent Income / Expense and Rates
(Dollars in thousands - unaudited)

	Quarters Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average	Income /	Rate	Average	Income /	Rate	Average	Income /	Rate
	Balance	Expense	%	Balance	Expense	%	Balance	Expense	%
Assets
Interest earning deposits with financial institutions	$64,839	$527	3.26	$67,571	$549	3.30	$166,366	$1,784	4.30
Securities:
Taxable	955,176	9,088	3.82	969,194	8,949	3.74	1,040,472	9,959	3.84
Non-taxable (TE)[1]	140,876	1,433	4.08	146,299	1,462	4.05	149,651	1,556	4.17
Total securities (TE)[1]	1,096,052	10,521	3.85	1,115,493	10,411	3.79	1,190,123	11,515	3.88
FHLBC and FRBC Stock	36,676	535	5.85	31,540	512	6.58	19,200	273	5.70
Loans and loans held-for-sale[1,2]	5,223,093	89,921	6.91	5,207,744	87,194	6.79	3,960,650	62,002	6.28
Total interest earning assets	6,420,660	101,504	6.34	6,422,348	98,666	6.23	5,336,339	75,574	5.68
Cash and due from banks	46,700	-	-	48,252	-	-	47,875	-	-
Allowance for credit losses on loans	(72,418)	-	-	(71,869)	-	-	(41,544)	-	-
Other noninterest earning assets	457,995	-	-	460,433	-	-	394,034	-	-
Total assets	$6,852,937			$6,859,164			$5,736,704

Liabilities and Stockholders' Equity
NOW accounts	$717,468	$897	0.50	$697,692	$823	0.48	$653,334	$681	0.42
Money market accounts	948,319	4,400	1.86	946,075	4,148	1.78	832,777	3,920	1.89
Savings accounts	1,109,381	2,215	0.80	1,118,979	2,176	0.79	938,836	1,005	0.43
Time deposits	968,464	6,199	2.57	1,062,623	7,217	2.75	695,946	4,508	2.60
Interest bearing deposits	3,743,632	13,711	1.47	3,825,369	14,364	1.52	3,120,893	10,114	1.30
Securities sold under repurchase agreements	21,337	40	0.75	24,795	50	0.82	35,419	56	0.63
Other short-term borrowings	312,803	2,989	3.83	189,056	1,791	3.84	-	-	-
Junior subordinated debentures	25,774	289	4.50	25,774	296	4.66	25,773	288	4.48
Subordinated debentures	34,373	675	7.88	59,564	546	3.72	59,500	546	3.68
Notes payable and other borrowings	14,844	156	4.22	14,831	155	4.24	-	-	-
Total interest bearing liabilities	4,152,763	17,860	1.73	4,139,389	17,202	1.69	3,241,585	11,004	1.36
Noninterest bearing deposits	1,745,475	-	-	1,738,504	-	-	1,729,287	-	-
Other liabilities	55,582	-	-	73,284	-	-	59,578	-	-
Stockholders' equity	899,117	-	-	907,987	-	-	706,254	-	-
Total liabilities and stockholders' equity	$6,852,937			$6,859,164			$5,736,704
Net interest income (GAAP)		$83,329			$81,144			$64,234
Net interest margin (GAAP)			5.21			5.12			4.83

Net interest income (TE)[1]		$83,644			$81,464			$64,570
Net interest margin (TE)[1]			5.23			5.14			4.85
Interest bearing liabilities to earning assets	64.68%			64.45%			60.75%

1 Tax equivalent (TE) basis is calculated using a marginal tax rate of 21% in 2026 and 2025. See the discussion entitled “Non-GAAP Presentations” above and the tables beginning on page 12 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

2 Interest income from loans is shown on a TE basis, which is a non-GAAP financial measure as discussed in the table on page 12, and includes loan fee income of $2.0 million for the second quarter of 2026, loan fee income of $1.9 million for the first quarter of 2026, and loan fee income of $366,000 for the second quarter of 2025. Nonaccrual loans are included in the above stated average balances.

Loans and Credit Quality

Loans	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Commercial	$913,527	$845,278	$842,130	$786,095	$718,927
Leases	537,197	539,116	548,256	550,201	524,513
Commercial real estate – investor	1,159,168	1,169,318	1,212,384	1,257,328	1,118,782
Commercial real estate – owner occupied	667,645	702,986	706,567	680,412	652,449
Construction	153,553	143,563	173,630	176,387	251,692
Residential real estate – investor	65,133	69,763	70,225	69,362	50,976
Residential real estate – owner occupied	242,768	239,711	230,432	231,547	220,672
Multifamily	363,352	357,131	339,131	378,213	333,787
HELOC	239,307	235,637	235,293	234,885	111,265
Powersport	683,939	674,116	696,959	715,498	-
Other[1]	220,281	208,618	197,124	184,577	15,604
Total loans	$5,245,870	$5,185,237	$5,252,131	$5,264,505	$3,998,667

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Nonperforming assets	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Nonaccrual loans	$53,747	$62,636	$47,952	$34,126	$31,902
Loans past due 90 days or more and still accruing interest	2,736	12,868	4,879	13,859	345
Total nonperforming loans	56,483	75,504	52,831	47,985	32,247
Other real estate owned	622	632	1,427	6,416	6,486
Repossessed assets [1]	819	858	1,363	2,088	234
Total nonperforming assets	$57,924	$76,994	$55,621	$56,489	$38,967

30-89 days past due loans and still accruing interest	$22,499	$50,036	$52,169	$22,415	$14,652
Nonaccrual loans to total loans	1.02%	1.21%	0.91%	0.65%	0.80%
Nonperforming loans to total loans	1.08%	1.46%	1.01%	0.91%	0.81%
Nonperforming assets to total loans plus OREO and repossessed assets	1.10%	1.48%	1.06%	1.07%	0.97%
Purchased credit-deteriorated loans to total loans	1.19%	1.35%	1.50%	1.61%	0.23%

Allowance for credit losses	$70,380	$72,126	$72,301	$75,037	$42,990
Allowance for credit losses to total loans	1.34%	1.39%	1.38%	1.43%	1.08%
Allowance for credit losses to nonaccrual loans	130.95%	115.15%	150.78%	219.88%	134.76%

1 Repossessed assets are reported in other assets.

The following table shows classified loans by segment, which include nonaccrual loans, purchased credit deteriorated (“PCD”) loans if the risk rating so indicates, and all other loans considered substandard, for the following periods.

Classified loans	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Commercial	$39,646	$50,640	$51,587	$50,680	$23,354
Leases	2,930	2,604	2,428	1,277	1,346
Commercial real estate – investor	11,262	14,959	14,245	2,853	14,752
Commercial real estate – owner occupied	58,582	60,594	64,081	72,020	51,335
Construction	12,976	12,983	11,421	1,612	1,624
Residential real estate – investor	662	1,012	1,142	1,228	1,201
Residential real estate – owner occupied	2,076	1,886	1,897	1,839	1,707
Multifamily	1,197	1,489	1,494	1,183	1,099
HELOC	2,250	1,832	1,466	1,538	1,180
Powersport	198	204	68	-	-
Other[1]	318	369	270	30	22
Total classified loans	$132,097	$148,572	$150,099	$134,260	$97,620

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Loan charge–offs, net of recoveries	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Commercial	$2,983	$1,298	$(44)	$385	$1,093
Leases	344	197	15	848	(3)
Commercial real estate – Investor	2,804	3,919	(14)	(15)	(14)
Commercial real estate – Owner occupied	(1)	(5)	1,125	(2)	(1)
Construction	-	-	-	(46)	(337)
Residential real estate – Investor	(1)	(2)	(1)	(2)	(2)
Residential real estate – Owner occupied	(21)	(7)	(11)	(7)	(8)
Multifamily	-	-	-	181	-
HELOC	(14)	(6)	(49)	(19)	(10)
Powersport	2,826	3,894	4,466	2,980	-
Other [1]	328	488	494	805	67
Net charge–offs / (recoveries)	$9,248	$9,776	$5,981	$5,108	$785

1 The “Other” classification includes consumer loans, such as collector cars, manufactured homes, and solar loans, as well as overdrafts.

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands - unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$46,700	$48,252	$52,040	$51,357	$47,875
Interest earning deposits with financial institutions	64,839	67,571	66,430	119,619	166,366
Cash and cash equivalents	111,539	115,823	118,470	170,976	214,241
Securities available-for-sale, at fair value	1,096,052	1,115,493	1,129,633	1,165,900	1,190,123
Federal Home Loan Bank Chicago (“FHLBC”) and Federal Reserve Bank Chicago (“FRBC”) stock	36,676	31,540	30,085	25,961	19,200
Loans held-for-sale	3,280	2,023	3,254	1,975	2,375
Loans	5,219,813	5,205,721	5,275,389	5,215,374	3,958,275
Less: allowance for credit losses on loans	72,418	71,869	73,718	72,354	41,544
Net loans	5,147,395	5,133,852	5,201,671	5,143,020	3,916,731
Premises and equipment, net	85,395	86,260	87,449	88,304	87,081
Other real estate owned, net	626	853	4,410	6,464	2,099
Mortgage servicing rights, at fair value	9,693	9,383	9,490	9,632	9,856
Goodwill	129,196	129,196	130,135	127,873	93,232
Core deposit intangible ("CDI")	21,916	23,073	24,281	25,539	20,462
Bank-owned life insurance (“BOLI”)	132,046	130,930	130,151	128,870	113,326
Deferred tax assets, net	31,296	30,342	32,705	30,375	23,549
Other assets	47,827	50,396	58,443	74,364	44,429
Total assets	$6,852,937	$6,859,164	$6,960,177	$6,999,253	$5,736,704

Liabilities
Deposits:
Noninterest bearing demand	$1,745,475	$1,738,504	$1,781,374	$1,782,193	$1,729,287
Interest bearing:
Savings, NOW, and money market	2,775,168	2,762,746	2,764,609	2,798,414	2,424,947
Time	968,464	1,062,623	1,179,966	1,347,455	695,946
Total deposits	5,489,107	5,563,873	5,725,949	5,928,062	4,850,180
Securities sold under repurchase agreements	21,337	24,795	23,464	33,382	35,419
Other short-term borrowings	312,803	189,056	159,565	25,978	-
Junior subordinated debentures	25,774	25,774	25,774	25,774	25,773
Subordinated debentures	34,373	59,564	59,542	59,521	59,500
Notes payable and other borrowings	14,844	14,831	14,819	14,806	-
Other liabilities	55,582	73,284	67,078	61,732	59,578
Total liabilities	5,953,820	5,951,177	6,076,191	6,149,255	5,030,450

Stockholders’ Equity
Common stock	53,015	53,015	53,015	53,015	45,094
Additional paid-in capital	339,145	340,459	340,870	339,612	205,706
Retained earnings	573,158	551,491	526,910	500,075	497,224
Accumulated other comprehensive loss, net	(31,113)	(26,361)	(30,594)	(36,823)	(41,080)
Treasury stock	(35,088)	(10,617)	(6,215)	(5,881)	(690)
Total stockholders’ equity	899,117	907,987	883,986	849,998	706,254
Total liabilities and stockholders’ equity	$6,852,937	$6,859,164	$6,960,177	$6,999,253	$5,736,704

Total Earning Assets	$6,420,660	$6,422,348	$6,504,791	$6,528,829	$5,336,339
Total Interest Bearing Liabilities	4,152,763	4,139,389	4,227,739	4,305,330	3,241,585

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands:

Net Income and Earnings Per Share - GAAP and Adjusted	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Income before income taxes (GAAP)	$37,838	$34,064	$39,270	$13,068	$29,213
Pre-tax income adjustments:
Provision for credit losses - Day Two	-	-	-	13,153	-
Securities (gains) losses, net	-	-	(8)	1	-
Death benefit related to BOLI	-	-	-	(430)	-
MSR losses	152	152	428	389	531
Acquisition related costs, net of (gains) losses on branch sales	526	349	2,296	11,508	810
Adjusted net income before taxes	38,516	34,565	41,986	37,689	30,554
Taxes on adjusted net income	9,832	8,604	11,208	9,326	7,730
Adjusted net income (non-GAAP)	$28,684	$25,961	$30,778	$28,363	$22,824

Basic earnings per share (GAAP)	$0.55	$0.49	$0.55	$0.19	$0.49
Diluted earnings per share (GAAP)	0.54	0.48	0.54	0.18	0.48
Adjusted basic earnings per share (non-GAAP)	0.56	0.49	0.59	0.54	0.50
Adjusted diluted earnings per share (non-GAAP)	0.55	0.49	0.58	0.53	0.50

Total average assets	6,852,937	6,859,164	6,960,177	6,999,253	5,736,704

Return on average assets (GAAP)	1.65%	1.51%	1.64%	0.56%	1.53%
Adjusted return on average assets (non-GAAP)	1.68	1.53	1.75	1.61	1.60

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Net Interest Margin
Interest income (GAAP)	$101,189	$98,346	$102,303	$104,075	$75,238
Taxable-equivalent adjustment:
Loans	14	13	9	10	9
Securities	301	307	324	328	327
Interest income (TE)	101,504	98,666	102,636	104,413	75,574
Interest expense (GAAP)	17,860	17,202	19,252	21,300	11,004
Net interest income (TE)	$83,644	$81,464	$83,384	$83,113	$64,570
Net interest income (GAAP)	$83,329	$81,144	$83,051	$82,775	$64,234
Average interest earning assets	$6,420,660	$6,422,348	$6,504,791	$6,528,829	$5,336,339
Net interest margin (GAAP)	5.21%	5.12%	5.07%	5.03%	4.83%
Net interest margin (TE)	5.23%	5.14%	5.09%	5.05%	4.85%

	GAAP
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Efficiency Ratio (GAAP)

Noninterest expense	$51,252	$50,210	$52,935	$63,163	$43,419
Less amortization of core deposit	1,167	1,176	1,235	1,251	1,022
Less other real estate expense, net	52	(186)	81	128	35
Less acquisition related costs, net of losses (gains) on branch sales	N/A	N/A	N/A	N/A	N/A
Noninterest expense less adjustments	$50,033	$49,220	$51,619	$61,784	$42,362

Net interest income	$83,329	$81,144	$83,051	$82,775	$64,234
Taxable-equivalent adjustment:
Loans	N/A	N/A	N/A	N/A	N/A
Securities	N/A	N/A	N/A	N/A	N/A
Net interest income including adjustments	83,329	81,144	83,051	82,775	64,234
Noninterest income	13,261	12,630	12,154	13,109	10,898
Less death benefit related to BOLI	-	-	-	430	-
Less securities gains (losses)	-	-	8	(1)	-
Less MSRs mark to market (losses) gains	(152)	(152)	(428)	(389)	(531)
Taxable-equivalent adjustment:
Change in cash surrender value of BOLI	N/A	N/A	N/A	N/A	N/A
Noninterest income including adjustments	13,413	12,782	12,574	13,069	11,429

Net interest income including adjustments plus noninterest income including adjustments	$96,742	$93,926	$95,625	$95,844	$75,663
Efficiency ratio (GAAP)	51.72%	52.40%	53.98%	64.46%	55.99%

N/A - Not applicable.

	Non-GAAP
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Adjusted Efficiency Ratio (non-GAAP)

Noninterest expense	$51,252	$50,210	$52,935	$63,163	$43,419
Less amortization of core deposit	1,167	1,176	1,235	1,251	1,022
Less other real estate expense, net	52	(186)	81	128	35
Less acquisition related costs, net of losses (gains) on branch sales	526	349	2,296	11,508	810
Noninterest expense less adjustments	$49,507	$48,871	$49,323	$50,276	$41,552

Net interest income	$83,329	$81,144	$83,051	$82,775	$64,234
Taxable-equivalent adjustment:
Loans	14	13	9	10	9
Securities	301	307	324	328	327
Net interest income including adjustments	83,644	81,464	83,384	83,113	64,570
Noninterest income	13,261	12,630	12,154	13,109	10,898
Less death benefit related to BOLI	-	-	-	430	-
Less securities gains (losses)	-	-	8	(1)	-
Less MSRs mark to market (losses) gains	(152)	(152)	(428)	(389)	(531)
Taxable-equivalent adjustment:
Change in cash surrender value of BOLI	390	288	222	312	184
Noninterest income including adjustments	13,803	13,070	12,796	13,381	11,613

Net interest income including adjustments plus noninterest income including adjustments	$97,447	$94,534	$96,180	$96,494	$76,183
Adjusted efficiency ratio (non-GAAP)	50.80%	51.70%	51.28%	52.10%	54.54%

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Adjusted Return on Average Tangible Common Equity Ratio

Net income (GAAP)	$28,179	$25,585	$28,787	$9,871	$21,822

Income before income taxes (GAAP)	$37,838	$34,064	$39,270	$13,068	$29,213
Pre-tax income adjustments:
Provision for credit losses - Day Two	-	-	-	13,153	-
Securities (gains) losses, net	-	-	(8)	1	-
MSR losses	152	152	428	389	531
Merger-related costs, net of losses (gains) on branch sales	526	349	2,296	11,508	810
Death benefit realized on BOLI	-	-	-	(430)	-
Amortization of core deposit intangibles	1,167	1,176	1,235	1,251	1,022
Adjusted net income, excluding intangibles amortization, before taxes	39,683	35,741	43,221	38,940	31,576
Taxes on adjusted net income	10,130	8,896	11,538	9,632	7,989
Adjusted net income, excluding intangibles amortization (non-GAAP)	$29,553	$26,845	$31,683	$29,308	$23,587

Total Average Common Equity	$899,117	907,987	$883,986	$849,998	$706,254
Less average goodwill and intangible assets	151,112	152,269	154,416	153,412	113,694
Average tangible common equity (non-GAAP)	$748,005	$755,718	$729,570	$696,586	$592,560

Return on average common equity (GAAP)	12.57%	11.43%	12.92%	4.61%	12.39%
Return on average tangible common equity (non-GAAP)	15.58%	14.20%	16.15%	6.16%	15.29%
Adjusted return on average tangible common equity (non-GAAP)	15.85%	14.41%	17.23%	16.69%	15.97%